Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-158302) of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. of our report dated March 24, 2010 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
March 29, 2010